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                               EXHIBIT 11

             STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
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            EXHIBIT 11: STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                                 Thirteen Weeks Ended
                                                              April 28,        April 30,
                                                                1996             1995
                                                                ----             ----
Net earnings (loss)                                         $(2,378,000)      $(326,200)
Average shares of common stock
outstanding during the period                                25,432,398      25,342,842

Incremental shares from assumed exercise
of stock options (primary)                                        *               *
                                                            -----------     ------------
                                                             25,432,398      25,342,842
                                                            -----------     ------------
Primary earnings (loss) per share                                $(0.09)         $(0.01)
                                                            ===========     ============

Average shares of common stock
outstanding during the period                                25,432,398      25,342,842

Incremental shares from assumed exercise
of stock options (fully diluted)                                  *               *
                                                            -----------     ------------
                                                             25,432,398      25,342,842
                                                            -----------     ------------

Fully diluted earnings (loss) per share                          $(0.09)         $(0.01)
                                                            ===========     ============


* Incremental shares from assumed exercise of stock options and convertible debt are antidilutive for primary and fully diluted loss per share, and therefore not presented.